Exhibit 99.1
August  12, 2004

Tofutti Press Release

Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)

                    TOFUTTI ANNOUNCES SECOND QUARTER RESULTS

        Cranford, New Jersey -- August 12, 2004 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and twenty-six week periods ended June 26, 2004.

        Net sales for the thirteen week period ended June 26, 2004 at approximately $5.1 million increased $69,000 from the sales recorded for the thirteen weeks ended June 28, 2003. Net sales for the twenty-six week period ended June 26, 2004 decreased 5% to $9.1 million compared with net sales of $9.6 million for the twenty-six week period ended June 28, 2003. The sales decline in the first quarter was caused in part by the Company's discontinuance of certain unprofitable products and product lines starting at the end 2003, and it no longer has the benefit of their sales. For the thirteen and twenty-six week periods ended June 26, 2004, the Company reported operating income of $465,000 and $564,000, respectively, as compared with operating income of $448,000 and $906,000 for the thirteen and twenty-six week periods in 2003. The Company's operating results in 2004 were negatively impacted as a result of rising raw material costs, increased costs of manufacturing, new product start-up costs, including costs incurred at new co-packaging locations, and higher packaging and freight charges. The Company expects that during the remainder of 2004 its operating expenses will continue to be affected by these same factors, but expects that recently completed sales price increases will help mitigate the effect of these higher operating costs.

        The Company recorded net income of $264,000 ($0.04 per share) for the thirteen weeks ended June 26, 2004 compared to $265,000 ($0.04 per share) for the thirteen weeks ended June 28,


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2003. Net income for the twenty-six weeks ended June 26, 2004 was $336,000
($0.05 per share) compared to $534,000 ($0.08 per share) for the twenty-six weeks ended June 28, 2003.

        Although the Company has utilized over $4.5 million since September 2000 in connection with its stock repurchase program and in the retirement of dilutive options, it had working capital of $3.5 million and cash and cash equivalents of over $1.7 million at June 26, 2004.

        Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "We are pleased with the increased level of sales in the second quarter. Our major customers increased their order flow in the second quarter, and we expect that to continue for the balance of this year. With our recently completed price increases, we also look forward to an improvement in our gross profit margins during the third and fourth quarters. We continue to see market acceptance of both our current and new products and believe that the upward trend of our sales will continue during the remainder of the year.

        TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts and soy-based, dairy-free food products which contain no butterfat or cholesterol. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in seventeen other countries.

        Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                                      TOFUTTI BRANDS INC.
                              Condensed Statements of Operations
                           (in thousands, except per share figures)

                                           Thirteen      Thirteen      Twenty-six     Twenty-six
                                          weeks ended   weeks ended    weeks ended     weeks ended
                                            6/26/04       6/28/03       6/28/03         6/28/03
                                            -------       -------       -------         -------
Net sales........................           $5,149        $5,080        $9,141          $9,594
Cost of sales....................            3,444         3,424         6,283           6,349
                                             -----         -----         -----           -----
Gross profit.....................            1,705         1,656         2,858           3,245
Operating expenses...............            1,240         1,208         2,294           2,339
                                             -----         -----         -----           -----
Operating income.................              465           448           564             906
Interest income..................                3             3             4               5
                                               ---          ----           ---             ---
Income before income tax.........              468           451           568             911
Income taxes.....................              204           186           232             377
                                               ---          ----           ---             ---
Net income ......................             $264          $265          $336            $534
                                              ====          ====          ====            ====
Net income per share:
        Basic....................            $0.05         $0.05         $0.06           $0.09
                                             =====         =====         =====           =====
        Diluted..................            $0.04         $0.04         $0.05           $0.08
                                             =====         =====         =====           =====
Weighted average number of
  shares outstanding:
        Basic....................            5,702         5,719         5,727           5,775
                                             =====         =====         =====           =====
        Diluted..................            6,296         6,696         6,313           6,745
                                             =====         =====         =====           =====



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                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                                 (in thousands)

                                                                 June 26,        December 27,
                                                                   2004              2003
                                                                (Unaudited)       (Audited)
                                                                -----------       ---------
 Assets
 Current assets:
     Cash and equivalents                                        $1,709             $2,557
     Accounts receivable (net of allowance
         for doubtful accounts of $184 and $149,
         respectively)                                            1,679              1,508
     Inventories                                                    542                774
     Prepaid expenses                                                 7                 --
     Prepaid income taxes                                           182                 55
     Deferred income taxes                                          220                220
                                                                   ----                ---
                Total current assets                              4,339              5,114
     Fixed assets(net of accumulated amortization
         of $7 and $5, respectively                                  41                 43
 Other assets                                                        16                 16
                                                                     --                 --
                Total assets                                      4,396             $5,173
                                                                  =====             ======

 Liabilities and Stockholders' Equity

 Current liabilities:
     Accounts payable and accrued expenses                         $740               $471
     Accrued officers' compensation                                   -                500
     Income taxes payable                                           255                105
                                                                    ---                ---
                Total current liabilities                           995              1,076
                                                                    ---              -----

 Commitments and contingency                                         --                 --

 Stockholders' equity:
 Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                      --                 --
 Common stock- par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,636,867 at June 26, 2004
         and 5,709,867 shares at December 27, 2003                   56                 57
     Additional paid-in capital                                     162              1,193
     Accumulated earnings                                         3,183              2,847
                                                                  -----              -----
                Total stockholders' equity                        3,401              4,097
                                                                  =====              =====
                Total liabilities and stockholders' equity       $4,396             $5,173
                                                                 ======             ======
